Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Contacts at the Company:
Aegis Communications Group, Inc.	Information Line	(800) 332-0266

Aegis Communications Group Announces Strategic Management Realignment:

New Executive Management Team and Reinvigorated Board of Directors

IRVING, TEXAS — October 5, 2004 — Aegis Communications Group, Inc. (OTC Bulletin Board: AGIS), a marketing services company that enables clients to make customer contact efforts more profitable, announced earlier today that it has successfully realigned its Board of Directors and Executive Management Team through key additions to, as well as replacements in, its director and executive officer ranks.  The moves position the Aegis Board of Directors and the Executive Management team   to operate hand-in-glove to develop and execute Aegis’s goals of continued commitment to operational excellence and business growth.  Aegis, with core competencies of outbound and inbound call service operations, will broaden its offerings to include business transaction services enabled by a  global delivery model.

New Executive Management Starpower . . .

Richard Ferry joins Aegis as President, Chief Executive Officer and director, bringing with him a wealth of experience garnered as a result of more than twenty-five years in the call center and customer service industry.  As an executive officer at Precision Response Corporation (PRC), Mr. Ferry participated in taking the company through a successful initial public offering, a secondary public offering, and engineering the merger of the company with a multi billion dollar publicly traded company.  In 1999 while retaining his responsibilities as Executive Vice President, Mr. Ferry was appointed to the position of President of PRC’s newly created operating subsidiary, prcnetcare.com, a venture created to provide cutting edge service to a burgeoning e-commerce market.

Prior to joining PRC, Mr. Ferry served as an executive at several companies in the industry, including Advanced Telemarketing Corporation (ATC), which is now a part of Aegis, where he was Vice President of Operations.  At ATC, Mr. Ferry had responsibility, at various times, for operations, information technology, and sales and marketing, and was successful in attracting and expanding relationships with several prestigious clients.  Mr. Ferry began his career at Amtrak. where he participated in developing and implementing significant programs affecting virtually all aspects of Amtrak’s corporate call center operations, including training and development, operations, technical support, transportation marketing, facilities development and human resources.  He was also responsible for developing and communicating Amtrak’s capital requirements to the appropriate federal agencies, including congressional subcommittees. Mr. Ferry is excited to return to Dallas and lead Aegis to a new level of operating excellence.

Mr. Ferry replaces Scot Brunke as Aegis’s most senior executive officer.  Mr. Brunke, who is resigning as a director and from his executive officer positions with Aegis, is expected to consult with the executive staff of  Aegis for a period of time to ensure a smooth management transition.

Kannan Ramasamy joins the Aegis management team as Chief Operating Officer.  Mr. Ramasamy was one of the founding members and President of U.S. Operations for Scandent Group, Inc., an emerging full service technology services company.  Prior to joining Scandent, Mr. Ramasamy held a variety of leadership roles with GE Capital Corporation in the United States and India, including Chief Executive Officer of GE Capital Services India, Vice President—Sales and Marketing for GE Capital’s U.S.-based global automotive financial services business, and founder and Chief Executive Officer of GE Capital’s consumer finance business in India.  Mr. Ramasamy holds an engineering degree from the Indian Institute of Technology and an MBA from the Indian Institute of Management.

 . . . Closely Aligned with an Energized Board . . .

To complement its executive management team, Aegis announced the addition of several key directors that will bring the Aegis Board of Directors to full membership for the first time since November 2003.  Aegis’s new directors bring a wealth of industry expertise and leadership experience that—when combined with Aegis’s new executive management team—will provide Aegis with a focused strategic direction going forward.  In addition to Richard Ferry, Aegis’s new directors include:

Rajiv Agarwal is Senior Vice President for Business Development with the Essar Group.  Mr. Agarwal is a graduate of Calcutta University and is a member of the Institute of Chartered Accountants of India, the Institute of Cost and Works accountants of India, and the Institute of Company Secretaries of India.

Pertti Johansson is founder and President of Johansson Global Associates, LLC.  He is a former Senior Vice President of Motorola, Inc., where he managed company-wide, strategic telecom carrier customers.  His background includes creating strategic relationships between telecommunications manufacturers in sales, marketing, and account management, developing the account strategy and product positioning for a major telecommunications manufacturer, and international business development.   Mr. Johansson holds a bachelor’s degree in electrical engineering from the Helsinki Institute of Technology.

John-Michael Lind is the Chairman of the Strategic Partners Limited (SPL) group of companies, which provide corporate finance services and private equity management, with offices in Mumbai, India and Silicon Valley.  SPL manages a proprietary venture capital fund in India and is general partner of a leveraged buy-out fund in the United States.  Mr. Lind holds a law degree from the University of California, Hastings.

Pramod Saxena is Director of Business Development for the Essar Group.  Mr. Saxena has significant experience in the telecommunications, steel, petrochemical and fertilizer industries with expertise in mergers and acquisitions, joint ventures and operations.  Mr. Saxena is a former Country President for Motorola, Inc. with responsibility for all Motorola operations in India.

Rashesh Shah is the Managing Director and Chief Executive Officer of Edelweiss Capital Limited.  Mr. Shah has over 12 years experience as an equity analyst with expertise in the Indian capital markets, with emphasis on emerging and middle market companies.  Mr. Shah holds an MBA from the Indian Institute of Management.

Kamalnayan Agarwal is taking the director position being vacated by Scot Brunke.  Mr. Agarwal is the founder and President of Access Development Corporation, a software consulting firm.  Before founding Access Development Corporation in 1988, Mr. Agarwal was President of the Microfin Corporation.  Mr. Agarwal has over 25 years of experience in the information services industry, and holds bachelor’s and master’s degrees in engineering from the Indian Institute of Technology and the Polytechnic Institute of New York, respectively.

These gentlemen join Aegis’s current Board members Anshuman Ruia, Ravi Ruia and Madhu Vuppuluri to bring the Aegis Board to full membership strength.

 . . . Positions Aegis well  to Chart its Course for Profitable Growth

Aegis Profile

Aegis Communications Group, Inc. (Aegis) is a marketing services company that enables clients to make customer contact efforts more profitable. Aegis’ services are provided to a blue chip, multinational client portfolio through a network of client service centers employing approximately 3,700 people and utilizing over 4,600 production workstations. Further information regarding Aegis and its services can be found on its website at www.aegiscomgroup.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are “forward-looking statements”.  Terms such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “predicts”, “may”, “should”, “will”, the negative thereof and similar expressions are intended to identify forward-looking statements.  Such statements are by nature subject to uncertainties and risks, including but not limited to: the Company’s reliance on certain major clients; unanticipated losses of or delays in implementation of client programs; higher than anticipated implementation costs associated with new client programs; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on the Company’s labor force; reliance on technology; telephone and internet service dependence; and other operational, financial or legal risks or uncertainties detailed in the Company’s SEC filings from time to time.  Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements.  The Company does not intend to update any of those forward–looking statements.